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                                                                   Exhibit 10.42

                                FIRST AMENDMENT
                                       TO
                                 ALLERGAN, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN
                                 (RESTATED 2001)

     The ALLERGAN, INC. EMPLOYEE STOCK OWNERSHIP PLAN (the "Plan") is hereby amended as follows:

1.   Article I of the Plan is amended by renumbering Section 1.4 as Section
     1.5 and adding the following Section 1.4:

             1.4 Spin-Off of Advanced Medical Optics, Inc. In connection with the distribution of the stock of Advanced Medical Optics, Inc. ("AMO") by Allergan to its stockholders (the "AMO Spin-Off") and effective June 29, 2002 which shall be the AMO Spin-Off Date: (i) AMO Employees (as defined in Section 2.16) shall cease to be "Eligible Participants" (as defined in Section 4.2(a)) and shall not be eligible to receive allocations of Company contributions or forfeitures pursuant to Section
        4.2 and Section 4.3, respectively or any allocations of unallocated assets pursuant to Section 10.1 upon termination of the Plan, (ii) the assets and liabilities attributable to the Accounts of "AMO Employees" shall be transferred to the Advanced Medical Optics, Inc. 401(k) Plan, a qualified profit sharing plan with a qualified cash or deferred arrangement, in accordance with Code Section 414(1), Regulation Section 1.414(1)-1, and Section 208 of ERISA, (iii) the AMO stock received with respect to Company Stock allocated to Participants' ESOP Accounts shall be held in a separate investment fund established by the Committee pursuant to Section 6.3(c) and Participants shall have subaccounts under the Plan corresponding to their interest in such investment fund, and
        (iv) the AMO stock received with respect to Company Stock held in the Exempt Loan Suspense Subfund or Company Stock not yet allocated to Participants' ESOP Accounts shall be applied or retained as determined by the Committee in accordance with Section 6.7(b).

2.   Section 2.16 of the Plan is amended as follows:

             2.16 Employee. "Employee" shall mean, for purposes of the Plan, any individual who is employed by the Sponsor or an Affiliated
        Company in any capacity, any portion of whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by the Sponsor or an Affiliated Company; provided, however, that such term shall not include:

                    (a) Any individual who performs services for the Sponsor or an Affiliated Company and who is classified or paid as an independent contractor as determined by the payroll records of

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           the Sponsor or an Affiliated Company even if a court or
           administrative agency determines that such individual is a common-law employee and not an independent contractor;

                    (b) Any individual who performs services for the Sponsor or an Affiliated Company pursuant to an agreement between the Sponsor or an Affiliated Company and any other person including a leasing organization except to the extent such individual is a Leased Employee; and

                    (c) Any individual whose employment is transferred from the Sponsor or an Affiliated Company to Advanced Medical Optics, Inc. ("AMO") in connection with the distribution of the stock of AMO by the Sponsor to its stockholders, effective as of the day following such transfer, hereinafter referred to as an "AMO Employee." An individual is an AMO Employee if classified or identified as such in the payroll records of the Sponsor or an Affiliated Company or in the Employee Matters Agreement entered into between the Sponsor and AMO.

3.   Section 5.9 of the Plan is amended as follows:

           5.9   Form of Distribution.
                 --------------------

                 (a) All shares of Company Stock or Advanced Medical Optics, Inc. allocated to a Participant's ESOP Account shall be distributed in the form of cash, unless the Participant elects under paragraph
           (b) below to receive the distribution in the form of Company Stock or Advanced Medical Optics, Inc. stock, with cash in lieu of fractional shares. To the extent that Company Stock or Advanced Medical Optics, Inc. stock must be valued to effect such a distribution, such valuation shall be equal to the fair market value of such stock determined as of the last Valuation Date prior to the date of distribution.

                 (b) A Participant may elect that all shares of Company Stock or Advanced Medical Optics, Inc. allocated to his or her ESOP Account be distributed in the form of Company Stock or in the form of Advanced Medical Optics, Inc. stock, with cash in lieu of fractional shares. Any cash or other property, including Advanced Medical Optics, Inc. stock, in a Participant's ESOP Account ("non-Company Stock assets") shall be used to acquire Company Stock for distribution only if such Participant further elects and only if such stock is available on the open market. If such Participant elects to receive the non-Company Stock assets in his or her ESOP Account in Company Stock and such stock is available on the open market, the value of such non-Company Stock assets shall be used to acquire such whole shares of Company Stock as may be acquired with such value and any remaining amount shall be distributed in cash.

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           Notwithstanding the foregoing, if applicable corporate charter or bylaw provisions restrict ownership of substantially all outstanding Company Stock to Employees or to a plan or trust described in Code
           Section 401(a), then any distribution of a Participant's ESOP Account shall only be in cash.

                 (c) Notwithstanding the foregoing, in the case of an Eligible Rollover Distribution, a Participant may elect that an Eligible Rollover Distribution be paid directly by the Trustee to the trustee of an Eligible Retirement Plan.

4.   Section 5.11(c) of the Plan is amended as follows:

                 (c) This Section shall be applied to any securities of the Company held by the Plan to the extent required under Code Section 401(a)(23) and the regulations issued thereunder and its provisions shall be interpreted and applied in accordance with all applicable requirements of Code Section 409(h) and the regulations issued thereunder.

5.   Section 5.12(c) of the Plan is amended as follows:

                 (c) A Qualified Participant who elects to diversify his or her ESOP Account as provided under this Section shall do so by transferring diversified amounts to any of the investment funds currently offered and currently available to Participants as determined by the Committee pursuant to Section 6.3(c); provided, however, that any allocations among the investment funds shall be made in 1% increments. Any election to diversify shall be effective as soon as administratively feasible and subject to paragraph (e) below. A Qualified Participant shall effect a diversification election by properly completing and submitting the form authorized by the Committee for this purpose.

6.   Section 6.3(a) of the Plan is amended as follows:

                 (a) Subject to paragraph (c) below and Sections 6.4 and 5.12 hereof, the Trust Fund shall be invested primarily in Company Stock and neither the Company nor the Committee nor the Trustee shall have any responsibility or duty to time any transaction involving Company Stock, in order to anticipate market conditions or changes in stock value, nor shall any such person have any responsibility or duty to sell Company Stock held in the Trust Fund (or otherwise to provide investment management for Company Stock held in the Trust Fund) in order to maximize return or minimize loss. The Committee may direct the Trustee to have the Plan enter into one or more Exempt Loans to finance the acquisition of Company Stock for the Trust Fund. Company contributions in cash, and other cash received or held by the Trustee, may be used to acquire shares

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           of Company Stock from the Company, Company shareholders, from the
           ESOP Accounts of Participants about to receive distributions under the Plan, or on the open market.

7.   Section 6.3 of the Plan is amended by adding the following paragraph (c):

                 (c) Notwithstanding paragraph (a) above, the Committee may establish separate investment funds under the Plan, with each fund representing an investment alternative available to Participants for the investment of their ESOP Accounts as provided in paragraph (d) below and Section 5.12. Each Participant shall have a subaccount under the Plan corresponding to the Participant's interest which is allocated to each investment fund. Each such subaccount may be valued separately. The manner in which assets of the Trust shall be invested in such investment funds, including the establishment of alternative investment funds, the elimination of any previously established funds, or the placement of limitations on the availability of an investment fund to Participants, shall be chosen by the Committee at its discretion. Amounts invested in any one of the investment funds shall not share in gains and losses experienced by any other fund. Notwithstanding the establishment of separate investment funds within the Trust, the Trust shall at all times constitute a single trust.

8.   Section 6.3 of the Plan is amended by adding the following paragraph (d):

                 (d) A Participant may elect at any time to transfer any cash or other property, including shares of Advanced Medical Optics, Inc. ("non-Company Stock assets") or amounts previously diversified under
           Section 5.12, accumulated in his or her ESOP Account among any of the investment funds currently offered and currently available to Participants as determined by the Committee pursuant to paragraph (c) above; provided, however, the total amount transferred shall be made in 1% increments of the amount accumulated in such funds. Any transfer among investment funds shall be effective as soon as administratively feasible. A Participant shall effect a transfer election by properly completing and submitting the form authorized by the Committee for this purpose.

9.   Section 6.3 of the Plan is amended by adding the following paragraph (e):

                 (e) Notwithstanding anything in the Plan to the contrary, the following additional transfer restrictions shall apply to all Participants who are Insiders as defined in Section 5.12.

                       (i) Any Insider who transfers amounts invested in Company Stock and into another fund or withdraws cash in a transaction that results in the liquidation of Company Stock (pursuant to Sections 5.7 or to the extent applicable under

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                 Section 5.12), may not for a period of six months following the
                 Participant's election to so transfer funds or withdraw cash, as the case may be, make an election to transfer amounts from another fund and invest in Company Stock.

                       (ii) Any Insider who transfers amounts invested in a non-Company Stock fund to invest in Company Stock, may not for a period of six months following the Participant's election to so transfer funds make an election to (1) sell Company Stock and transfer the proceeds to another fund, (2) withdraw cash that results in the liquidation of Company Stock or (3) make a diversification election under Section 5.12 subject to the requirements of Code Section 401(a)(28), if applicable or (4) utilize the Allergan Inc. Savings and Investment Plan or the provision of any Company plan covered by Rule 16b-3 (promulgated pursuant to the Exchange Act) then in existence that would result in the transfer out of a Company equity securities fund.

10.  Section 6.3 of the Plan is amended by adding the following paragraph (f):

                 (f) It is intended that to the extent a Participant may diversify or direct the investment of his or her ESOP Account under the Plan that the Plan constitute a plan described in Section 404(c) of ERISA and the regulations thereunder, and neither the Company, Committee, nor any fiduciary with respect to the Plan who is employed by the Company shall be liable for investment losses sustained by any Participant or Beneficiary as a direct and necessary result of the investment instructions given by such Participant or Beneficiary. Such fiduciaries set forth in the preceding sentence shall be under no duty to question the investment direction of the Participant or Beneficiary or to advise a Participant or Beneficiary as to the manner in which his or her ESOP Account is to be invested. The fact that an investment option is offered shall not be construed to be a recommendation of investment.

11.  Section 10.4 of the Plan is amended by adding the following paragraph (d):

                 (d) For purposes of this Section 10.4, a Change of Control shall not be deemed to have occurred upon the distribution of the stock of Advanced Medical Optics, Inc., on or about July 1, 2002, by the Sponsor to its stockholders.

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     IN WITNESS WHEREOF, Allergan, Inc. hereby executes this First Amendment to the Allergan, Inc. Employee Stock Ownership Plan on this 26th day of June, 2002.

ALLERGAN. INC.

BY: /s/ Eric Brandt
    -----------------------------------
    Eric Brandt
    Corporate Vice President

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